UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2013

Berkshire Bancorp Inc.

(Exact name of registrant as specified in its charter)

Delaware	01-13649	94-2563513
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

160 Broadway, New York, New York 10038

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 791-5362

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07         Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting of Stockholders held on June 10, 2013 (the “2013 Annual Meeting”), the stockholders of Berkshire Bancorp Inc. (the “Company”) entitled to vote at the meeting voted on the following proposals:

(a)	to elect the seven individuals named below to serve as directors of the Company to hold office until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified.

The votes cast by stockholders with respect to the election of directors were as follows:

Director	Votes Cast “For”	Votes Withheld	Broker Non-Votes

William L. Cohen	12,270,105	117,706	-0-
Dr. Joseph Fink	12,226,013	161,798	-0-
Martin A. Fischer	12,269,795	118,016	-0-
George Karfunkel	12,315,051	72,760	-0-
Philippe D. Katz	12,197,562	190,249	-0-
Moses Krausz	12,097,384	290,427	-0-
Moses Marx	12,166,814	220,997	-0-

(b)	To approve, on an advisory basis, the compensation paid to its named executive officers (“say-on-pay”), as disclosed in the Company’s Proxy Statement relating to the 2013 Annual Meeting.

The votes cast by stockholders with respect to the approval of compensation were as follows:

For:	12,232,148
Against:	137,025
Abstain:	18,637
Broker Non-Votes:	-0-

(c)	To approve, on an advisory basis, the frequency of say-on-pay votes.

The votes cast by stockholders with respect to the frequency of the say-on-pay vote were as follows:

Every: One Year:	602,749
Two Years:	12,649
Three Years:	11,752,515
Abstain:	19,898
Broker Non-Votes:	-0–

Consistent with these results, the Board of Directors of the Company determined that a say-on-pay proposal will be submitted for shareholder approval every three years until the next required vote on the frequency of say-on-pay votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BERKSHIRE BANCORP INC.

By:	/s/ Joseph Fink
Joseph Fink
President

Dated: June 14, 2013